Exhibit 10.3

RATIFICATION AND CONSENT OF GUARANTY

THIS RATIFICATION AND CONSENT OF GUARANTY (this “Ratification and Consent”) is made as of the 31st day of March, 2011, by UNILENS VISION, INC., a Delaware corporation having an address of 1780-400 Burrard Street, Vancouver, B.C. V6C 3A6 (“Guarantor”), for the benefit of REGIONS BANK, an Alabama banking corporation, having an address of 100 North Tampa Street, Suite 3100, Tampa, Florida 33602 (“Lender”).

RECITALS

WHEREAS, Unilens Corp. USA, a Delaware corporation and Unilens Vision Sciences Inc., a Delaware corporation (together, “Borrower”) made, executed and delivered to Lender certain instruments evidencing a revolving loan and term loan from Lender to Borrower (the “Original Loan”), including the following which, together with any and all other Loan Documents executed in favor of Lender in connection with the Original Loan, are described as follows:

A. Term Note dated November 9, 2009, in the original principal amount of $6,900,000.00, as amended and restated by that certain Amended and Restated Term Note dated as of August 12, 2010 made by Borrower in the original principal amount of $5,400,000.00 (“Original Term Note”);

B. Revolving Credit Note dated November 9, 2009, in the original principal amount of $1,500,000.00, as amended and restated by that certain Amended and Restated Revolving Credit Note dated as of August 12, 2010, made by Borrower in the original principal amount of $1,500,000.00 (“Original Revolving Note”);

C. Credit and Security Agreement dated November 9, 2009, as amended by that certain Joinder Agreement and First Amendment to Credit and Security Agreement and other Loan Documents dated as of August 12, 2010, by and between Borrower and Lender (“Loan Agreement”);

D. All other documents (“Other Documents”) made, executed and delivered to Lender in connection with the Original Loan.

(The Original Term Note, Original Revolving Note, Loan Agreement and the Other Documents are hereinafter referred to, collectively, as the “Original Loan Documents”.)

WHEREAS, the obligations of Borrower to Lender are guaranteed by Guarantor pursuant to that certain Continuing and Unconditional Guaranty executed by Guarantor dated as of November 9, 2009, as ratified pursuant to that certain Ratification and Consent of Guaranty dated as of August 12, 2010 (the “Guaranty”);

WHEREAS, subject to certain terms and conditions, Lender has agreed to modify the payment terms and certain other provisions under the Original Loan Documents pursuant to the following:

Y. Second Amended and Restated Term Note dated on or about the date hereof (“Term Note”) made by Borrower in favor of Lender; and

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Z. Second Amendment to Credit and Security Agreement dated on or about the date hereof (“Second Amendment”; together with the Term Note, “Amended Loan Documents”) between Borrower and Lender.

WHEREAS, Guarantor acknowledges that the modification of the Original Loan by Lender confers a real and substantial benefit upon it and further acknowledges that this Ratification and Consent is supported by good and valuable consideration.

TERMS

NOW, THEREFORE, in consideration of the foregoing, the sum of Ten and No/100 Dollars ($10.00), the recitals hereinabove set forth which are an integral part of this Ratification and Consent and not mere recitals hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guarantor acknowledges and consents to the execution and delivery of the Amended Loan Documents and all terms and conditions thereof.

2. Guarantor confirms, ratifies and reaffirms all its obligations under the Guaranty in all respects and acknowledges and agrees that (a) the Guaranty is in full force and effect, (b) the Guaranty is and shall continue to be unequivocally and irrevocably enforceable against Guarantor, (c) Guarantor’s obligations under the Guaranty extend to the Amended Loan Documents, and (d) Guarantor is, and continues to be, liable to Lender pursuant to the Guaranty in each and every particular as set forth therein.

3. Guarantor acknowledges and agrees that its obligations under the Guaranty are not subject to (and Guarantor hereby irrevocably waives any right he or she has or might acquire to assert) any defense, counterclaim, setoff, right of recoupment or abatement, or other claim against Lender (including without limitation any defenses, counterclaims, setoffs, rights of recoupment or abatement, and other claims of Borrower against Lender) for any matter occurring or arising on or before the date of this Ratification and Consent.

4. Guarantor represents and warrants to Lender that (a) all Guarantor’s representations and warranties to Lender in the Guaranty and any other document executed by Guarantor in connection therewith (“Guaranty Documents”) are true and correct on this date, as if made on this date, except to the extent any of them expressly relate to an earlier date, and (b) since the date of the most recent financial statements of Guarantor delivered to Lender, there has not been any material adverse change in Guarantor’s financial condition.

5. Guarantor acknowledges that the liability of Guarantor under the Guaranty is not affected or diminished in any manner by the terms of the Term Note or the Second Amendment and that the liability of Guarantor includes all advances made by Lender to Borrower pursuant thereto, to the same extent as if the Term Note and Second Amendment were executed and in effect on the date of the Guaranty.

6. Guarantor agrees that Lender, by requesting this Ratification and Consent, will not be deemed to have waived any of its rights to enforce the Guaranty upon any subsequent modification of the terms of the extension of the loan or the documents evidencing and securing them, whether or not a similar reaffirmation is executed at the time of such subsequent modification.

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7. The Guarantor acknowledges that, as of the date hereof, Guarantor has no defenses, claims, counterclaims or rights of set-off, legal or equitable, arising out of or in connection with the loan transaction contemplated by the Amended Loan Documents or any prior loan documents, including, without limitation, the Original Term Note, Original Revolving Note or Loan Agreement and all documents executed in connection therewith between the Borrower, Guarantor and the Lender. The Guarantor waives and releases, acquits, satisfies and forever discharges the Lender and its affiliates, successors and assigns from any and all claims, counterclaims, defenses, actions, causes (legal or equitable), promises and demands whatsoever in law or in equity which the Guarantor ever had, now has or which any successor or assign thereof hereafter can, shall or may have against the Lender or its affiliates, successors or assigns, upon or by reason of any manner, or cause or thing whatsoever through the date hereof. Guarantor further acknowledges that Lender is relying upon the releases granted herein in extending the agreements contemplated hereunder.

GUARANTOR: UNILENS VISION, INC., a Delaware corporation

By:	/s/ Michael J. Pecora
Michael J. Pecora President

STATE OF	Delaware
COUNTY OF	New Castle

The foregoing instrument was acknowledged before me this 31 day of March, 2011, by Michael J. Pecora, as President of UNILENS VISION, INC., a Delaware corporation, on behalf of the corporation, who is personally known to me or has produced Florida (state) driver’s license or                                                                           as identification.

My Commission Expires: December 22, 2011	/s/ Jean Marie Wagner
Notary Public (Signature)
(AFFIX NOTARY SEAL)	Jean Marie Wagner
(Printed Name)

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